UNAUDITED RECONCILIATION TO U.S. GAAP  - SYSTEAM ITALY SPA

Systeam’s financial statements were originally prepared in conformity with the Italian Civil Code (as amended by Legislative Decree No. 6 dated January 17, 2003 and subsequent amendments and integrations) related to consolidated financial statements interpreted and integrated by the accounting principles established or adopted by the Italian Accounting Profession (collectively, “Italian GAAP”). These principles differ in certain respects from generally accepted accounting principles in the United States (“U.S. GAAP”).  As Intelligentias, Inc. is a U.S. reporting entity, the financial statements are required to be audited in accordance with U.S. GAAP.  The effects of the application of U.S. GAAP to the balance sheet and the statement of operations are set out in the tables below:

ASSETS	December 31, 2006, reported in Italian GAAP (UNAUDITED)	US GAAP Adjustments (UNAUDITED)		December 31, 2006, reported in US GAAP

Cash and cash equivalents	$25,948			$25,948
Accounts receivable (net of allowance of $168,856)	3,201,820	(1,081,742)	A, B	2,120,078
Unbilled fees and costs	-	135,814	I	135,814
Due from related party and parent	3,543,145	(1,038,425)	B	2,504,720
Inventory	214,327	(214,327)	C	-
Prepaid expenses	38,057	(38,057)	D	-
Other current assets	81,161	(14,351)	D	66,809
Total current assets	7,104,458	(2,251,088)		4,853,369

Fixed assets (net of accumulated depreciation of $40,366 and $37,013, respectively)	1,418,030	(1,346,734)	E	71,296
Deposit on lease and other long term assets	74,751			74,751

TOTAL ASSETS	$8,597,239	(3,597,823)		$4,999,416

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	$1,034,197	(252,670)	F	$781,528
Accrued expenses	5,138,295	294,934	F	5,433,229
Short-term borrowings	1,766,273	(996,599)	F	769,674
Deferred revenue	-	1,806,654	I	1,806,654
Note payable to related party	-	1,000,000	F	1,000,000
Total current liabilities	7,938,765	1,852,319		9,791,085

TOTAL LIABILITIES	7,938,765	1,852,319		9,791,085

STOCKHOLDERS’ EQUITY
Common stock	660,154	(11,804)	D	648,350
Additional paid-in-capital	198,046	(1,676,223)	E	(1,478,177)
Accumulated deficit	(199,726)	(3,389,650)	G	(3,589,376)
Accumulated other comprehensive income		(372,466)	H	(372,466)
Total stockholders’ equity	658,474	(5,450,143)		(4,791,669)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,597,239	(3,597,823)		$4,999,416

A - Adjust for receivables greater than 180 days.

B - Adjust for uncollected related party receivables absorbed as part of the Company’s purchase

C - Adjust inventory given to the Company’s related parties

D - Miscellaneous immaterial adjustments

E - Record assets at predecessor cost at time of organization in 2005

F - Reclassifications made to be in accordance with US GAAP

G - Accumulated US GAAP adjustments made throughout 2005 and 2006

H - In the past, the Company’s books were reported in their functional currency; this represents the accumulated adjustment related to foreign currency translation

I - Adjust for deferred revenue (and related costs) that will be recognized in accordance with US GAAP

UNAUDITED RECONCILIATIONS TO U.S. GAAP FOR SYSTEAM ITALY SPA

	For the year ended December 31,
	December 31, 2006, reported in Italian GAAP (UNAUDITED)	Adjustment to US GAAP (UNAUDITED)		December 31, 2006, reported in US GAAP

Revenues	$6,631,833	$(5,088,264)	A	1,543,569
Services provided to parent company		3,323,489	B	3,323,489
Total revenues	6,631,833	(1,764,775)		4,867,058

Costs and expenses
Direct cost of non-related party revenues	2,360,918	(2,000,069)	C	360,849
Selling, general and administrative	3,983,551	2,005,193	C	5,988,744
Depreciation and amortization	110,842	(110,842)	C
Total costs and expenses	6,455,311	(105,717)		6,349,593

Operating income (loss)	176,523	(1,659,058)		(1,482,535)

Other (income) expense
Deferred taxes	(4,641)	4,641	D	-
Interest expense	39,002	12,198	D	51,200

Income (loss) before income tax provision	142,163	(1,675,898)		(1,533,735)

Income tax provision	340,960	30,630	D	371,590

Net loss	(198,798)	(1,706,527)		(1,905,325)
Foreign currency translation adjustment		(489,968)	E	(489,968)
Total comprehensive loss	$(198,798)	$(2,196,495)		$(2,395,293)

A -  Reclassify $3.3 million of to services provided to parent company to show as own line item and to record $1.8 million of deferred revenue to conform with US GAAP requirements.

B - Reclassified from Revenues.  See comment A above.

C - Reclassifications between cost of revenues and selling, general, and administrative expenses relating to costs incurred on related party revenue.

D - Miscellaneous immaterial adjustments.

E - Current year effects of the foreign currency translation adjustment.

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